      As filed with the Securities and Exchange Commission on May 21, 1999

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             MODTECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        33-0825386
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                               2830 BARRETT AVENUE
                                PERRIS, CA 92571
               (Address of Principal Executive Office) (Zip Code)


         MODTECH HOLDINGS, INC. 1999 PREDECESSOR OPTIONS CONVERSION PLAN
           MODTECH HOLDINGS, INC. 1999 NONSTATUTORY STOCK OPTION PLAN
                           (Full titles of the plans)


                                 EVAN M. GRUBER
                               2830 BARRETT AVENUE
                                PERRIS, CA 92571
                     (Name and address of agent for service)


                                 (909) 943-4014
          (Telephone number, including area code, of agent for service)


                                    COPY TO:
                               JON R. HADDAN, ESQ.
                               HADDAN & ZEPFEL LLP
                         4675 MACARTHUR COURT, SUITE 710
                             NEWPORT BEACH, CA 92660
                                 (949) 752-6100

                                ---------------

                           CALCULATION OF REGISTRATION

========================================================================================================================
Title of Securities            Amount to          Proposed Maximum              Proposed Maximum          Amount of
to Be Registered             Be Registered    Offering Price Per Share      Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                   389,909               $2.26(1)                   $   881,194(1)            $  245
$0.01 par value               1,250,000               $8.91(2)                   $11,137,500(2)            $3,096
========================================================================================================================

(1) Calculated pursuant to Rule 457(h) based on the weighted average per share exercise price.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices per share of Common Stock as reported on the Nasdaq National Market on May 20, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Modtech Holdings, Inc. ( the "Company") are hereby incorporated by reference in this Registration Statement except as superseded or modified herein:

         (a) the Annual Report on Form 10-K for the year ended December 31, 1998, including any amendment or reports filed for the purpose of updating such description; and

         (b) the description of the Registrant's Common Stock that is contained in the Registrant's registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation, except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

         The Certificate of Incorporation and Bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law. The Company's Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

         The above discussion of the Company's Certificate of Incorporation and Bylaws and the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate, Bylaws and statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

         3.1   Certificate of Incorporation of the Company (1)

         3.2   Bylaws of the Company (1)

         5.1   Opinion of Haddan & Zepfel LLP

        23.1   Consent of KPMG LLP

        24.2   Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

-------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-4, filed with the Commission on October 27, 1998 (Commission File No. 333-69033).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on May 21, 1999.


                                            MODTECH HOLDINGS, INC.

                                            By: /s/ EVAN M. GRUBER
                                                --------------------------------
                                                    Evan M. Gruber
                                                    Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan M. Gruber his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


Signature                                               Title                        Date
---------                                               -----                        ----
(1) Principal Executive Officer

/s/ EVAN M. GRUBER                            Chief Executive Officer, Chairman   May 21, 1999
------------------------------------          of the Board and a Director
Evan M. Gruber


(2) Principal Financial and Accounting Officer

/s/ MICHAEL G. RHODES                         Chief Financial Officer and         May 21, 1999
------------------------------------          Chief Operating Officer
Michael G. Rhodes


(3) Directors

/s/ PATRICK VAN DEN BOSSCHE                   President, Secretary                May 21, 1999
------------------------------------          and a Director
Patrick Van Den Bossche


/s/ CHARLES C. McGETTIGAN                     Director                            May 21, 1999
------------------------------------
Charles C. McGettigan


/s/ MYRON A. WICK III                         Director                            May 21, 1999
------------------------------------
Myron A. Wick III


/s/ DANIEL J. DONAHOE III                     Director                            May 21, 1999
------------------------------------
Daniel J. Donahoe III


/s/ CHARLES A. HAMILTON                       Director                            May 21, 1999
------------------------------------
Charles A. Hamilton


/s/ CHARLES R. GWIRTSMAN                      Director                            May 21, 1999
------------------------------------
Charles R. Gwirtsman


/s/ ROBERT W. CAMPBELL                        Director                            May 21, 1999
------------------------------------
Robert W. Campbell

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  3.1          Certificate of Incorporation of the Company (1)

  3.2          Bylaws of the Company (1)

  5.1          Opinion of Haddan & Zepfel LLP

 23.1          Consent of KPMG LLP

 24.2          Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

--------------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-4, filed with the Commission on October 27, 1998 (Commission File No. 333-69033).